PRESS RELEASE


For Immediate Release

Contact G. Dan Marshall, Vice President, Treasurer & Director of Investor Relations (618) 474-7666

         ARGOSY GAMING COMPANY RECEIVES NOTIFICATION FROM ITS 29%
               LAWRENCEBURG MINORITY INTEREST PARTNER

Alton, IL, May 1, 2000, -- Argosy Gaming Company (NYSE:AGY) today announced that on Friday afternoon, April 28, 2000, it received notification from Conseco Entertainment, L.L.C. ("Conseco") an indirect subsidiary of Conseco, Inc., of its intent to sell its 29% limited partnership interest in the Lawrenceburg casino. Conseco's notice to sell is irrevocable, and the determination of the purchase price and other terms are governed by the Lawrenceburg partnership agreement.

Under the terms of the partnership agreement, the Lawrenceburg partners have 60 days to attempt in good faith to agree to a purchase price for Conseco's limited partnership interest. If the partners agree on a purchase price, the transaction must close within six months of the date of receipt of the put notification. If the partners fail to agree on a purchase price, then the partnership shall ascertain the "Appraisal Value" which value will be the purchase price.

Appraisal Value is determined by Conseco and the non-selling partners each appointing an appraiser who is a disinterested party in the contemplated transaction and who is familiar with the gaming business and gaming appraisals. If the two appraisals are within 10% of one another, then the average of the two appraisals shall become the Appraisal Value. If the two appraisals are not within 10%, the two appraisers will select and appoint a third appraiser, and the average of all three appraisals shall be the Appraisal Value. Additionally, no appraiser may apply a minority discount or a majority premium.

                                   -more-

After the Appraisal Value of Conseco's interest is determined, each of the non-selling partners has sixty days to accept or reject a purchase at that price. If the Appraisal Value is accepted, the transaction must close within six months of the date the Appraisal Value is set. If the Appraisal Value is rejected, Argosy, as the general partner, is required to solicit bids and sell all of the assets of the Lawrenceburg partnership within twelve months to the highest bidder.

James B. Perry, President and Chief Executive Officer, said, "This process was originally written into the Lawrenceburg partnership agreement to allow for an exit strategy for the minority interest partners. We are excited about the opportunity to increase our majority stake in the Lawrenceburg casino, and we will commence negotiations with Conseco."

THIS PRESS RELEASE CONTAINS STATEMENTS RELATING TO FUTURE RESULTS, WHICH ARE FORWARD-LOOKING STATEMENTS AS TH AT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED AS A RESULT OF ANY NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, COMPETITIVE AND GENERAL ECONOMIC CONDITIONS IN THE MARKETS IN WHICH THE COMPANY OPERATES, THE ABILITY OF THE COMPANY TO FINANCE THE TRANSACTION CONTEMPLATED ON ATTRACTIVE TERMS, APPROVAL OF THE TRANSACTION CONTEMPLATED BY THE VARIOUS GAMING COMMISSIONS AND GAMING BOARDS THAT REGULATE THE COMPANY, APPROVAL OF OTHER REGULATORY AND GOVERNMENTAL AGENCIES TO WHICH THE CONTEMPLATED TRANSACTION IS SUBJECT AS WELL AS OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

Argosy is a leading multi-jurisdictional owner and operator of riverboat casinos and related entertainment and hotel facilities in the midwestern and southern United States. Argosy, through its subsidiaries and joint ventures, owns and operates the Alton Belle Casino in Alton, Illinois, serving the St. Louis metropolitan market; the Argosy Casino in Riverside, Missouri, serving the greater Kansas City metropolitan market; and the Argosy Casino-Baton Rouge in Louisiana. Argosy is also a majority partner and operator of the Belle of Sioux City in Iowa, and the Argosy Casino & Hotel in Lawrenceburg, Indiana, serving the Cincinnati and Dayton metropolitan markets.

                                     ###